Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-151761) of Pluristem Therapeutics Inc. of our report dated September 24, 2008, with respect to the consolidated financial statements of Pluristem Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2008.

/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

Haifa, Israel
September 24, 2008